Exhibit 99.1

For Immediate Release

DIGITAL ALLY RECEIVES INTERNATIONAL CONTRACTS FROM SOUTH AMERICA AND MIDDLE EAST

COMPANY ALSO REPORTS RECEIPT OF STATEWIDE CONTRACTS
FROM TEXAS AND MINNESOTA

OVERLAND PARK, Kansas (April 21, 2010) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced the recent receipt of a major contract from a South American country and an initial pilot order from a Middle Eastern country.  The Company also reported the receipt of two statewide contracts during March and April 2010.

A Digital Ally sales agent in South America recently received a contract for 700 DVM-750 Digital In-Car Video Systems from the Highway Patrol Division of a South American country.  The name of the country was not disclosed.  The Company expects to ship between 100 and 200 systems per month over the next four to six months in accordance with the installation and training schedule of the Highway Patrol in such country.

“Our systems will be deployed in Highway Patrol vehicles throughout the country, and we expect additional orders from municipalities once they become aware of the DVM-750 systems in Highway Patrol vehicles,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “Our South American sales agent also expects additional orders to be forthcoming from two of the country’s other Federal Agencies later this year.  In total, we believe over 1,000 of our in-car video systems could be supplied to law enforcement agencies in this country during 2010, representing the largest deployment of systems to a single country in South America to date.”

The Company also announced that one of its sales agents in the Middle East has received an initial order for DVM-500 Plus Digital In-Car Video Systems from the Ministry of Interior of a Middle Eastern country for a pilot project involving that country’s Highway Patrol Department.  This will represent the country’s first deployment of digital in-car video systems in its Highway Patrol vehicles.  The systems will be used for evidence gathering and the documentation of criminal activities in a manner that is similar to the manner in which in-car video systems are used by law enforcement agencies in the United States.  “We believe that a key factor in our being awarded this contract involves our development last year of software architecture for Arabic and other languages that enables our products to be more competitive in foreign markets,” noted Ross.  “If the pilot project is successful, our sales agent believes that a significant follow-up order for DVM-500 Plus units could be forthcoming later this year.”

In the United States, Digital Ally reported that it has received two statewide contracts since the beginning of March 2010.

Last month, the Company was selected by the Texas Department of Information Resources as an approved supplier of in-car video systems to state, county and municipal law enforcement agencies throughout the state.  Such purchases will be at pre-determined prices, thereby eliminating the requirement that each agency or institution independently negotiate the terms of its purchases.  The contract supersedes and expands upon an earlier contract between Digital Ally and the Texas State Procurement and Support Services Division.   Among the 50 states, Texas is the largest purchaser of in-car video systems.   Agencies outside the State of Texas, including public education organizations, can also purchase in-car video systems at comparable prices, under the terms of an inter-agency agreement.  The initial Texas contract expires in March 2011 and includes renewal options for three additional years.

In April, Digital Ally was awarded a statewide contract for in-car video systems by the State of Minnesota that allows all state and local law enforcement agencies to purchase equipment at pre-determined prices and under similar terms and conditions.  The Minnesota Department of Public Safety has indicated that 500 to 600 in-car video cameras will likely be purchased from authorized suppliers, through a federal grant process, during the first nine months of 2010.  The initial Minnesota contract expires in April 2010 and includes renewal options for three additional years.

“We are very pleased to announce these new statewide contracts, which bring to a total of 12 the number of states that have entered into similar purchasing contracts with Digital Ally,” concluded Ross.   “Texas was our largest customer during 2009, in terms of sales, and Minnesota came in at number six.  On a combined basis, over 13% of last year’s U.S. sales were generated by law enforcement agencies in these two states.  We expect these new contracts to significantly increase our sales in both states in 2010 and in future years, if the contracts are extended as expected.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is Digital Video Imaging and Storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to increase revenue and profits in the current economic environment; the degree to which the Company’s new products may increase revenue and earnings in 2010 and enhance its ability to make further inroads into large domestic and foreign law enforcement agencies; the ultimate size of the orders that the Company receives from the South American and Middle Eastern countries, as well as from the states of Texas and Minnesota; its ability to continue to expand its share of the in-car video market in the domestic and international law enforcement communities; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained its annual report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com